Exhibit (h)(xii)

SECOND AMENDMENT

TO THE AGENCY AGREEMENT

This Amendment is made as of the 13th day of March, 2006, to each Agency Agreement listed on Schedule A (the “Agreement”) between the Funds listed thereon, on behalf of the Series listed thereon (collectively the “Funds” and each separately a “Fund”), and DWS Scudder Investments Service Company (“Service Company”).

NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.	The following is hereby inserted as a new Section 5 C:

Reference is made herein to the January 15, 2003 agreement, by and between DST SYSTEMS, INC. (“DST”) and DWS SCUDDER INVESTMENTS SERVICE COMPANY (“DWS-SISC”) and all subsequent amendments to that agreement (“DST Agreement”). The DST Agreement provides for the fulfillment of DWS-SISC’s transfer agency services outlined in this Agreement by DST and delegated pursuant to Section 21 C of this Agreement. Exhibit D of the DST Agreement provides for certain service level bonuses and liquidated damages based on the quality of services provided. The parties agree that all liquidated damage payments made by DST to DWS-SISC or its affiliates in respect of the Fund pursuant to Sections C or D of Exhibit D of the DST Agreement shall be passed through to the Fund, and that all bonus payments payable by DWS-SISC in respect of the Fund pursuant to Section E of Exhibit D of the DST Agreement shall be an obligation of, and borne by, the Fund. The standards for these payments will be negotiated as provided for in Section of Exhibit D of the DST Agreement. All payments made pursuant to this amendment shall be charged or credited to the funds based on the relative number of accounts subject to the Annual Per Account Fee under the Retail and IRA Account Fee Schedule, except omnibus accounts and Matrix Level III accounts. The Retail and IRA Account Fee Schedule does not cover wholesale money funds and is to be distinguished from the Retirement Account Fee Schedule. The number of accounts will be measured on the last day of the period with respect to which the charge or credit is to be assessed. DWS-SISC shall report to the Board of the Fund at least annually regarding any adjustments to anticipated call volumes, and shall report to the Fund as least semi-annually regarding any liquidated damage payments or bonus payments paid to or by the Fund, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

DWS CHICAGO BOARD FUNDS (Funds listed on Schedule A) By: /s/ Philip J. Collora Name: Philip J. Collora Title: Vice President
ATTEST: /s/ John Millette Name: John Millette Title: Secretary
DWS SCUDDER INVESTMENTS SERVICE COMPANY By: /s/ Barbara Wizer Name: Barbara Wizer Title: Vice President
ATTEST: /s/ Kristine Lyons Name: Kristine Lyons Title: Vice President

SCHEDULE A

TO

SECOND AMENDMENT TO

AGENCY AGREEMENT

Fund	Series	Date of Agency Agreement
DWS Blue Chip Fund		January 1, 1989
DWS Target Fund	DWS Target 2010 Fund	January 11, 1990
DWS Target 2011 Fund
DWS Target 2012 Fund
DWS Target 2013 Fund
DWS Target 2014 Fund
DWS Target 2008 Fund
DWS Technology Fund		January 1, 1989
DWS Balanced Fund		January 1, 1989
DWS High Income Series	DWS High Income Fund	January 1, 1989
DWS Strategic Income Fund		April 29, 1994
DWS U.S. Government Securities Fund		January 1, 1989
DWS High Income Trust		May 3, 1991
DWS Multi-Market Income Trust		May 3, 1991
DWS Municipal Income Trust		May 3, 1991
DWS Strategic Income Trust		April 29, 1994
DWS Strategic Municipal Income Trust		May 3, 1991
Cash Account Trust	Money Market Portfolio	September 6, 1990

Government & Agency Securities Portfolio
Tax-Exempt Portfolio
Investors Cash Trust	Government & Agency Securities Portfolio	September 21, 1990
Treasury Portfolio
Investors Municipal Cash Fund	Investors Florida Municipal Cash Fund	October 18, 1990
Investors Michigan Municipal Cash Fund
Investors New Jersey Municipal Cash Fund
Investors Pennsylvania Municipal Cash Fund
Tax-Exempt New York Money Market Fund
Tax-Exempt California Money Market Fund		April 1, 1991
DWS Money Funds	DWS Money Market Fund	January 1, 1989
DWS Government & Agency Money Fund
DWS Tax-Exempt Money Fund
DWS Equity Trust	DWS Core Plus Allocation Fund	March 2, 1998
DWS Dreman Financial Services Fund
DWS State Tax-Free Income Series	DWS California Tax-Free Income Fund	January 1, 1989

DWS New York Tax-Free Income Fund
DWS Value Series	DWS Large Cap Value Fund	September 11, 1995
DWS Dreman Concentrated Value Fund
DWS Dreman High Return Equity Fund
DWS Dreman Mid Cap Value Fund
DWS Small Cap Value Fund